                                                                  EXHIBIT 24(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Lillian Vernon Corporation on Form S-8 of our report dated
April 15, 1998 on our audits of the consolidated financial statements of Lillian Vernon Corporation and Subsidiaries as of February 28, 1998 and February 22, 1997, and for each of the three fiscal years in the period ended February 28, 1998, which report is included in its Annual Report on Form 10-K of Lillian Vernon Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference to our Firm under the heading "Experts".


                                 /s/ PricewaterhouseCoopers LLP
                                 -----------------------------------
                                 PRICEWATERHOUSECOOPERS LLP





August 26, 1998